Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Axim International, Inc. a Nevada corporation (the "Company") on Form 10-Q/A for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Rosemary Samuels, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Rosemary Samuels
Rosemary Samuels
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director
Date: November 18, 2011